EXHIBIT 21

                              LIST OF SUBSIDIARIES

                         OF FOODARAMA SUPERMARKETS, INC.

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Name of Subsidiary                                   State of Incorporation
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ShopRite of Malverne, Inc.                           New York
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New Linden Price Rite, Inc.                          New Jersey
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ShopRite of Reading, Inc.                            Pennsylvania
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                                      E-77